                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): January 6, 2003



                               SL INDUSTRIES, INC.
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



        New Jersey                     1-4987                 21-0682685
----------------------------        ------------        --------------------
(State or Other Jurisdiction        (Commission         (I.R.S. Employer
     of Incorporation)              File Number)         Identification No.)



                        520 Fellowship Road, Suite A114
                        Mount Laurel, New Jersey 08054
            -----------------------------------------------------
            (Address of Principal Executive Offices and Zip Code)


                                (856) 727-1500
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


                                       N/A
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

INTRODUCTORY NOTE:
      The Purpose of this Form 8-K/A is to amend the Registrant's current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2003 to provide the required Unaudited Pro Forma Financial Statements to reflect the sale of the Registrant's wholly-owned German subsidiary, Elektro-Metall Export GmbH ("EME") and to reflect the use of the proceeds to pay current maturities of debt.


      ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


      On January 6, 2003 (the "Closing Date"), the Registrant sold its wholly-owned German subsidiary, Elektro-Metall Export GmbH ("EME"), pursuant to that certain Securities Purchase Agreement dated as of January 3, 2003 by and among the registrant, SL Industries Vertrieb GmbH ("Seller"), DCX-Chol Holding GmbH ("Purchaser"), DCX-Chol Enterprises, Inc. and Chol Enterprises, Inc., previously submitted on Form 8-K filed with the Securities and Exchange on January 17, 2003 (the "Purchase Agreement"). As a result of the transaction,
SL Industries, Inc.'s net worth is expected to decrease by approximately $3.5 million. The transaction is not anticipated to have a material tax impact.


      Description of Assets

      EME is a producer of electronic actuation devices and cable harness systems sold primarily to original equipment manufacturers in the aerospace and automotive industries. Its operations are located in Ingolstadt, Germany and Paks, Hungary. EME is expected to report sales of approximately $27.6 million and net income of approximately $2.2 million for the 2002 calendar year.

      Consideration

      Pursuant to the terms of the Purchase Agreement, the Seller received an aggregate consideration of $11.6 million, determined by arms-length negotiation, comprised of cash, purchaser notes and assumption of bank debt. The purchaser notes are comprised of a $3 million secured note that bears interest at the prime rate plus 2% and matures no later than May 1, 2003 and a $1 million unsecured note that bears interest at an annual rate of 12% and matures April 3, 2004. Cash proceeds were used to pay down debt.

      Relationship with Purchaser

      The Registrant, on the one hand, and the Purchaser and its affiliates, on the other hand, have no common officers, directors or control persons.

      For additional information, reference is made to the press release attached to the Registrant's Current Report on Form 8-K dated January 8, 2003.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   (b)   Pro Forma Financial Information.

         Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2001

         Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2002

         Unaudited Pro Forma Consolidated Balance Sheet as of September 30,
         2002

Basis of Presentation

         The following unaudited pro forma consolidated financial statements reflect the sale of SL Industries Inc.'s wholly-owned German subsidiary, Elektro- Metall Export GmbH ("EME") after giving effect to the pro forma adjustments described in the accompanying notes. These unaudited pro forma consolidated financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of SL Industries Inc. which are included in SL Industries' Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q as of September 30, 2002 and for the nine months ended September 30, 2002.

         The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the sale been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of SL Industries.

         The unaudited pro forma consolidated statements of operations give effect to the sale as if it had occurred at the beginning of the periods presented. The unaudited pro forma consolidated balance sheet gives effect to the sale of EME as if it occurred on September 30, 2002 and the use of proceeds to pay current maturities of debt.


   (c)   Exhibits.
         None

                               SL Industries, Inc
                 Pro Forma Consolidated Statement Of Operations
                      For The Year Ended December 31, 2001
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                            SL            (1)                        Pro
                                        Industries        EME     Adjustments       Forma
                                        -------------------------------------------------
Net sales                                138,467        25,609                     112,858
                                         -------        ------      --------       -------
Cost of sales                             96,403        18,985                      77,418
Engineering & product development          8,768           795                       7,973
Selling, general and administrative       28,405         2,041                      26,364
Depreciation and amortization              4,587           636                       3,951
Restructuring costs                        3,868             0                       3,868
Impairment of intangibles                  4,270             0                       4,270
                                         -------        ------      --------       -------
Total cost and expenses                  146,301        22,457                     123,844

Income (loss) from operations             (7,834)        3,152            --       (10,986)
Other income (expense):

Interest income                              366           213           228(2)        381

Interest expense                          (3,407)         (146)          617(3)     (2,644)
                                         -------        ------      --------       -------
Income (loss) from continuing
operations                               (10,875)        3,219           845       (13,249)

Income tax provision (benefit)            (4,172)          251           296(4)     (4,127)
                                         -------        ------      --------       -------
Income (loss) from continuing
operations                                (6,703)        2,968           549        (9,122)

Basic net income (loss) per common
share                                   $  (1.18)                                 $  (1.60)
Diluted net income (loss) per
common share                            $  (1.18)                                 $  (1.60)

Weighted shares outstanding - basic        5,698                                     5,698
Weighted shares outstanding - diluted      5,698                                     5,698



The accompanying notes are an integral part of the Pro Forma Financial
Statements

                               SL Industries, Inc
                 Pro Forma Consolidated Statement Of Operations
                  For The Nine Months Ended September 30, 2002
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                            SL            (1)                           Pro
                                        Industries        EME        Adjustments       Forma
                                        ----------------------------------------------------
Net sales                                101,937        19,396                        82,541
                                         -------        ------           ---          ------
Cost of sales                             67,319        14,534                        52,785
Engineering & product development          6,165           586                         5,579
Selling, general and administrative       22,853         2,114                        20,739
Depreciation and amortization              2,655           475                         2,180
Restructuring costs                          265             0                           265
Special charges                            1,834             0                         1,834
                                         -------        ------           ---          ------
Total cost and expenses                  101,091        17,709             0          83,382

Income (loss) from operations                846         1,687            --            (841)
Other income (expense):

Interest income                              171           155           158(2)          174
Interest expense                          (1,428)         (157)          370(3)         (901)
                                         -------        ------           ---          ------
Income (loss) from continuing
operations                                  (411)        1,685           528          (1,568)

Income tax provision (benefit)              (602)          623           185(4)       (1,040)
                                         -------        ------           ---          ------
Income (loss) from continuing
operations                                   191         1,062           343            (528)

Basic net income (loss) per common
share                                   $   0.03                                    $  (0.09)
Diluted net income (loss) per
common share                            $   0.03                                    $  (0.09)

Weighted shares outstanding - basic        5,856                                       5,856
Weighted shares outstanding - diluted      5,896                                       5,856


The accompanying notes are an integral part of the Pro Forma Financial
Statements

                               SL Industries, Inc
                      Pro Forma Consolidated Balance Sheet
                                    30-Sep-02
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                           SL              (5)                               Pro
                                       Industries          EME          Adjustments         Forma
                                       ----------------------------------------------------------
Cash and equivalents                      5,644           5,023                               621
Accounts receivable, net                 20,687           3,969                            16,718

Notes Receivable                                                           3,000(6)         3,000
Inventories, net                         18,929           4,516                            14,413
Prepaid expenses                          1,116             251             (217)(9)          648
Deferred taxes                            6,364             100             (478)(8)        5,786
                                         ------          ------           ------           ------
    Total current assets                 52,740          13,859            2,305           41,186
Note receivable long term                                                  1,000(6)         1,000
Net fixed assets                         18,197           6,612                            11,585
Deferred taxes                            2,003              40                             1,963
Cash surrender value of life
insurance                                   962                                               962
Intangible assets, net                   14,505           2,431                            12,074
Other assets                                569             786              217(9)
                                         ------          ------           ------           ------
    Total assets                         88,976          23,728            3,522           68,770
                                         ======          ======           ======           ======
LIABILITIES
Current liabilities:
Short-term bank debt                      4,109           4,109
Long-term debt due within one year       20,149              92           (5,500)(7)       14,557
Accounts payable                          5,736             537                             5,199
Accrued income taxes                        356             251                               105
Accrued payroll and related costs         5,710                                             5,710
Accrued other                            10,814           5,255                             5,559
                                         ------          ------           ------           ------
Total current liabilities                46,874          10,244           (5,500)          31,130
Long-term debt less current portion          38              38
Deferred compensation                     4,276             748                             3,528
Other liabilities                         2,952                           (1,380)(8)        1,572
                                         ------          ------           ------           ------
    Total liabilities                    54,140          11,030           (6,880)          36,230
ShareHolders' Equity
Common stock                              1,660                                             1,660
Capital in excess of par                 38,763                                            38,763
Retained earnings                         9,401          12,698           10,707(11)        7,410
Accumulated other comprehensive income      305                             (305)(10)
Treasury stock at cost                  (15,293)                                          (15,293)
                                         ------          ------           ------           ------
    Total shareholders' equity           34,836          12,698           10,402           32,540
    Total liabilities and
    shareholders' equity                 88,976          23,728            3,522           68,770
                                         ------          ------           ------           ------



The accompanying notes are an integral part of the Pro Forma Financial
Statements

                               SL Industries, Inc.
              Notes to the Unaudited Pro Forma Financial Statements
                                 (In Thousands)

1. Eliminates the results of operations of EME for the period as if the sale had been completed as of the beginning of the periods presented.

2. Reflects the increase in interest income related to purchaser notes of $3,000 at an interest rate of prime rate plus 2% assumed to mature four months after the sale and a $1,000 note, which matures fifteen months after the sale bearing an interest rate of 12% per annum.

3. Reflects the reduction in interest expense attributable to the application of the proceeds from the sale of EME to reduce debt due within one year.

4. Reflects income tax effect of the pro forma adjustments at the U. S. federal statutory rate of 35%.

5. Eliminates the net assets of EME as if the sale had been completed as of the balance sheet date.

6. Reflects the receipt of purchaser notes as partial consideration for the sale of EME. The $3,000 note has an interest rate of prime rate plus 2% and the $1,000 note has an interest rate of 12% per annum.

7. Reflects the application of the estimated proceeds from the sale of EME and the corresponding reduction of current maturities of long-term debt.

8. Removal of deferred tax liability related to the original purchase accounting adjustments per FASB No. 109 and deferred tax assets.

9.    Reclassified for presentation purposes.

10. Reflects the elimination of currency translation adjustments that were associated with EME

11.   Reflects the following equity adjustments:

Gross proceeds                            $  8,000
Dividend from EME                            2,000
Estimated transaction costs                   (500)
Net deferred taxes accounts                    902
Translation adjustment related to EME          305
                                            ------
Equity adjustment                         $ 10,707
                                            ------

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             SL Industries, Inc.



Date:  March 4, 2003                      By: /s/ David R. Nuzzo
                                             -------------------------------
                                                  David R. Nuzzo
                                                  Vice President Finance and
                                                  Administration